Exhibit 5

August 29, 2018
LKQ Corporation
500 West Madison Street
Suite 2800
Chicago, IL 60661
RE:    Registration Statement on Form S-4
Ladies and Gentlemen:
I have acted as securities counsel to LKQ Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to a registration statement on Form S-4 (No. 333-160395), as filed by the Company with the Commission on or about July 1, 2009, as amended from time to time (the “Original Registration Statement”, and together with the Post-Effective Amendment, the “Registration Statement”), relating to the registration of 22,509,552 shares of common stock, $.01 par value per share (the “Company Shares”), including 11,254,776 Company Shares included in the Original Registration Statement pursuant to Rule 416(b) of the Act as a result of the Company’s two-for-one stock split, all of which Company Shares may be offered or sold from time to time in the future in connection with the acquisition by the Company of other businesses, assets, properties, or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Act or otherwise under Rule 415.
For the purpose of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of only the following documents: (a) Certificate of Incorporation and all Certificates of Amendment of the Company filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the “Certificate of Incorporation”), (b) the bylaws of the Company, as amended, (c) pertinent resolutions of the Board of Directors and committees thereof of the Company, (d) a certificate or certificates of the Secretary of State of the State of Delaware, (e) certificates or letters of the Company and others, and (f) such other documents as I have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, I have relied, to the extent I deemed such reliance appropriate, without investigation, on the documents referred to above.
In connection with this opinion, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Company Shares will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Company Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (viii) a definitive purchase, merger, exchange, or similar agreement with respect to the Company Shares has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Based upon the foregoing, I am of the opinion that:
When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve each issuance of and the terms of each offering of the Company Shares and related matters; (ii) the terms of the issuance and sale of the Company Shares have been established so as not to violate any applicable law or the Certificate of Incorporation and Bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Company Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, merger, exchange, or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Company Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of common stock, $.01 par value, of the Company.
The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:
i. I express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the General Corporation Law of the State of Delaware, any applicable provisions of the

August 29, 2018

Constitution of the State of Delaware, and applicable judicial decisions. I do not express any opinions as to any other laws or the laws of any other jurisdiction.
ii. This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.
I consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment and to the references made to me under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ VICTOR M. CASINI